Exhibit 5.2

January 4, 2010

To:	Pregis Corporation
1650 Lake Cook Road, Suite 400
Deerfield, Illinois 60015

Re: Pregis Corporation and Hexacomb Corporation

Ladies and Gentlemen:

We have acted as special Illinois (the “State”) counsel to Pregis Corporation, a Delaware corporation (“Issuer”), and Hexacomb Corporation, an Illinois corporation (“Hexacomb”), in connection with the Issuer’s offer to exchange (1) up to €125,000,000 in aggregate principal amount of its new Second Priority Senior Secured Floating Rate Notes due 2013 (the “Exchange Notes”), which are being registered under the Securities Act of 1933, as amended (the “Securities Act”) for a like principal amount of its Second Priority Senior Secured Floating Notes due 2013 issued on October 5, 2009 (the “Outstanding Notes”) (the “Exchange Offer”). This opinion is rendered at the request of the Issuer pursuant to the Registration Statement on Form S-4 initially filed with the Securities and Exchange Commission on October 30, 2009 by the Issuer (the “Registration Statement”) and various guarantors, including Hexacomb, in connection with the Exchange Offer. Pursuant to the Indenture (as defined below) the Exchange Notes will be, unconditionally guaranteed, jointly and severally, on the terms and subject to the conditions set forth in the Indenture (the “Exchange Note Guarantees”). All capitalized terms used herein that are defined in, or by reference in, the Indenture have the meanings assigned to such terms therein or by reference therein, unless otherwise defined herein. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In our capacity as such counsel, we have examined originals, or copies identified to our satisfaction as being true copies, of such records, documents or other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below, including such corporate records and documents of Hexacomb and such certificates of public officials and officers of Hexacomb as we have deemed necessary or appropriate for purposes of this opinion. These records, documents and instruments also included execution copies or counterparts of the following documents:

1. Hexacomb’s Articles of Incorporation filed with the Illinois Secretary of State on July 1, 1984, as amended through October 5, 2009;

2. Hexacomb’s By Laws, as adopted November 22, 1995;

3. Hexacomb’s Incumbency Certificate, dated as of October 5, 2009;

4. Hexacomb’s Good Standing Certificate, dated January 4, 2010, issued by the Secretary of State of Illinois;

5. The Unanimous Written Consent of the Board of Directors of Hexacomb, dated as of September 24, 2009;

6. The Supplemental Indenture, dated as of October 5, 2009 (the “Supplemental Indenture”) to the Indenture, dated as of October 12, 2005, by and among the Issuer and the other parties thereto (the “Base Indenture” and, together with the Supplemental Indenture, the “Indenture”);

7. The Exchange Notes; and

8. The Registration Statement.

Assumptions

In rendering this opinion we have assumed, without having made any independent investigation of the facts, except with respect to matters of State and federal law on which we have opined below, the following:

(i) the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies;

(ii) to the extent that the obligations of Hexacomb may be dependent upon such matters, other than with respect to Hexacomb, that each party to the agreements and contracts referred to herein is duly formed, validly existing and in good standing under the laws of its jurisdiction of formation; that each such other party has the requisite corporate or other organizational power and authority to perform its obligations under such agreements and contracts, as applicable; and that such agreements and contracts have been duly authorized, executed and delivered by, and each of them constitutes the legally valid and binding obligations of, such other parties, as applicable, enforceable against such other parties in accordance with their respective terms;

(iii) that all material factual matters, including without limitation, representations and warranties, contained in the Registration Statement, are true and correct as set forth therein.

Opinions

On the basis of such examination, our reliance upon the assumptions contained herein and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that:

1. Hexacomb is duly incorporated, validly existing and in good standing under the laws of the State of Illinois and has the corporate power and authority to execute and deliver its Exchange Note Guarantees and perform its obligations thereunder.

2. The Exchange Note Guarantee by Hexacomb has been duly authorized by Hexacomb and, when the Exchange Notes have been duly executed, issued and delivered in accordance with the terms of the Indenture in exchange for the Outstanding Notes, will be duly executed and delivered by Hexacomb.

Qualifications

The foregoing opinions are subject to the following qualifications, limitations and exceptions:

1. The enforceability of the Exchange Note Guarantee by Hexacomb may be limited or affected by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law. The aforesaid opinion as to enforceability of the Exchange Note Guarantee by Hexacomb is also subject to the qualification that certain provisions contained therein may not be enforceable, but (subject to the limitations set forth in the foregoing sentence) such unenforceability will not render the Exchange Note Guarantee by Hexacomb invalid as a whole or substantially interfere with realization of the principal benefits and/or security provided thereby.

2. Any agreement of Hexacomb to submit to the jurisdiction of federal or state courts located in the State of Illinois, to waive any objection to the laying of venue, to waive the defense of forum non conveniens in any action or proceeding referred to therein, to waive trial by jury, to effect service of process in any particular manner or to establish evidentiary standards and any agreement of Hexacomb regarding the choice of law governing a document (except as otherwise expressly provided in this opinion letter).

3. We express no opinion on compliance with the Securities Act or other Federal securities laws or regulations, state securities and Blue Sky laws or regulations, the anti-fraud provisions of any federal or state securities laws or rules or regulations promulgated thereunder, federal and state banking laws and regulations, pension and employee benefit laws and regulations, federal and state environmental laws and regulations, federal and state tax laws and regulations, federal and state health and occupational safety laws and regulations, building code, zoning, subdivision and other laws and regulations governing the development, use and occupancy of real property, the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other federal and state antitrust and unfair competition laws and regulations, the Assignment of Claims Act of 1940, and the effect of any of the foregoing on any of the opinions expressed.

4. We also express no opinion as to the accuracy of any matters described in the Registration Statement.

This opinion is given as of the date hereof, and we disclaim any obligation to update this opinion letter for events occurring after the date of this opinion letter. The foregoing opinion applies only with respect to the laws of the State and the federal laws of the United States of America and we express no opinion with respect to the laws of any other jurisdiction.

Furthermore, Fried, Frank, Harris, Shriver & Jacobson LLP may rely on this opinion, as if it were addressed to them, in rendering their opinion that is being filed as Exhibit 5.1 to the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus that is included in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

McGuire Woods LLP

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